                                 LEASE
                                 -----

     THIS LEASE made this 31 day of March, 1994, between Textron Collective Investment Trust, Inc., a Rhode Island Trust ("Lessor") in care of RREEF America Partners, L.C. ("Agent" for Lessor) and DMCCB, Inc., a Minnesota Corporation (Lessee), with its principal place of business to be located at the Premises.

                                WITNESSETH:

     Lessor hereby leases to Lessee the premises described as follows:

     Approximately 11,723 square feet of finished office space on the third floor in the building constructed on certain real property situated in Salt Lake City, Salt Lake County, State of Utah, and more fully described as follows:

                 See Exhibit "A" attached hereto and incorporated herein by reference.

     as shown and finished in accordance with the specifications detailed on and accompanying the floor plan which has been labeled Exhibit "B", attached hereto and incorporated herein by reference. Landlord will provide all improvements per the plan. Landlord will initially pay for the cost to furnish and install the designated carpet and wallcovering per the plan. However, Landlord will only be responsible for $12.00 per square yard of the carpeting and for the cost of installation of the wallcovering. Tenant will be responsible for any cost over the $12.00 per square yard of carpeting and for the cost of the wallcovering material. Tenant shall reimburse Landlord within 10 days of receiving invoices from Landlord.

     The term of this Lease shall be five (5) years, commencing on the first day of May 1994 and terminating on April 30, 1999. Tenant shall have the option, upon six (6) months prior written notice, to terminate this Lease on April 30, 1997 or on April 30, 1998. The penalty paid by Lessee upon such termination shall be equal to all then unamortized commissions paid by Lessor to CB Commercial Real Estate Group, Inc., all then unamortized improvements made by Lessor in accordance with the specifications provided by Lessee in Exhibit "B", and a rent penalty if termination is exercised for May 30, 1997 of $18,024.11; if termination is exercised for May 31, 1998, a rent penalty of $14,272.75.

     The rental structure for the five year lease term shall be as follows:

     05/01/94 - 05/31/94     $-0-
     06/01/94 - 04/30/95     $10,990.31/month - $120,893.40/11 months
     05/01/95 - 04/30/96     $10,990.31/month - $131,883.71/year
     05/01/96 - 04/30/97     $10,990.31/month - $131,883.71/year
     05/01/97 - 04/30/98     $11,478.77/month - $137,745.24/year
     05/01/98 - 04/30/99     $11,478.77/month - $137,745.24/year

The annual rent shall be payable in equal monthly payments in advance without offset or demand on the first day of each calendar month throughout the lease term.

    The parties hereto further covenant and agree as follows:

    1. RENT PAYMENT. All rents shall be payable without prior notice or demand at Lessor's principal office, or such other place as Lessor or Agent may from time to time designate in writing. In the event the rent commencement date (later of completion of improvements date, occupancy date or June 1, 1994) occurs other than on the first day of a calendar month, the first rental shall be prorated accordingly.

    2. PAST DUE RENT AND OTHER CHARGES. If Lessee shall fail to pay, when the same is due and payable, any rent or any amounts or charges of any character, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

    3.   USE OF PREMISES.

         a. Lessee shall use the leased premises solely for the purpose of conducting Lessee's business thereon. Lessee shall occupy the leased premises within thirty (30) days from the beginning of the Lease term and shall not abandon the premises during the term of this Lease. Lessee may not display, sell merchandise, allow carts, portable signs, devices or any other objects to be stored or to remain, outside the defined exterior walls and permanent doorways of the leased premises, without the express consent of Lessor.

         b. Lessee shall not permit any business to be operated in or from the leased premises by a concessionaire or licensee without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee may contract for commercial vending machine service for the convenience of its employees without violating the provisions of this section.

         c. Normal business hours shall be defined as 7:00 AM to 6:00 PM on weekdays and 8:00 AM to 12:00 PM on Saturdays. Lessee may operate its business twenty-four (24) hours per day, seven (7) days per week, but Lessee shall reimburse Lessor for additional HVAC expenses incurred due to operation outside of normal business hours.

         d. Lessee agrees that Lessee, its agents, and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Lessor's prior written consent (which consent may be given or withheld in Lessor's sole discretion), provided that Lessee may handle, store, use and dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices, and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Lessee shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

         e. Without limiting the above, Lessee shall reimburse, defend, indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the prohibited use, manufacture, storage, or disposal of Hazardous Materials by Lessee, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Lessee under this clause shall survive any termination of the Lease.

         f. Notwithstanding anything set forth in this Lease, Lessee shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Lessor) during the Lease term, and any other period of time during which Lessee is in actual or constructive occupancy of the Premises. Lessee shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

         g. It shall not be unreasonable for Lessor to withhold its consent to any proposed Assignment or Sublease if (i) the proposed Assignee's or Sublessee's anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee's or Sublessee's actions or use of the property in question; or (iii) the proposed Assignee or Sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

    4. RIGHT TO ENTER. Lessee agrees that Lessor, its agents and other representatives shall have the right without abatement of rent, to enter upon the premises, or any part thereof, at all reasonable hours and upon reasonable notice for the purpose of examining the same, or for making such repairs and alterations to the demised premises, or the building of which they are a part, as may be necessary for the safety and preservation thereof.

    5. RIGHT TO SHOW PREMISES. Lessee agrees to permit Lessor, or the authorized agent of Lessor, upon reasonable notice, at any reasonable time throughout the term of this Lease, to show the premises to persons wishing to purchase the building, and Lessee further agrees that on and after six (6) months preceding the expiration of the term hereby granted, Lessor or its authorized agent, shall have the right, upon reasonable notice, at any reasonable time, to show the premises to persons wishing to hire the premises and to place a notice of reasonable size on the front of the premises, or any part thereof offering the premises "For Rent" or "For Sale".

    6.   RIGHT TO PERFORM BUILDING RENOVATIONS

         a. Lessee understands and agrees that Lessor may, at any time or from time to time during the term of this Lease, perform substantial renovation work in and to the Building or the mechanical systems serving the Building (which work may include, but need not be limited to, the repair or replacement of the Building's exterior facade, exterior window glass, elevators, electrical systems, air conditioning and ventilating systems, plumbing system, common hallways, or lobby), any of which work may require access to the same from within the Premises.

         b.   Lessee agrees that:

              (i) Lessor shall have access to the Premises at all reasonable times, upon reasonable notice for the purpose of performing such work, and

              (ii) Lessor shall incur no liability to Lessee, nor shall Lessee be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Lessee's business at the Premises (providing that if Lessee is denied access to said Premises or that Lessee's use of the premises is materially affected, rent shall be abated in an amount proportionately equivalent to the extent of Lesse's displacement) which shall arise out of said access by Lessor or by the performance, by Lessor of the aforesaid renovations at the Building.

         c. Lessor shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Lessee's business during any such entry upon the Premises by Lessor.

         d. It is expressly understood and agreed by and between Lessor and Lessee that if Lessee shall commence any action or proceeding seeking injunctive, declaratory, or monetary relief in connection with the rights reserved to Lessor under this provision, or if Lessor shall commence any action or proceeding to obtain access to the Premises in accordance with this provision, the non-prevailing party shall pay to the prevailing party, a sum equal to all legal fees, costs, and disbursements incurred by the prevailing party in any way related to or arising out of such action or proceeding.

    7. ASSIGNMENT OF SUBLEASE. Lessee may not assign or sublet the whole or any part of the premises without first securing the written consent of Lessor. Said consent shall not be unreasonably withheld if such assignment is to another party or parties for purpose similar to the purposes for which Lessee occupies the premises or for any other purpose not incompatible with the general character and use of said building. The foregoing not withstanding, Lessee shall have the absolute right to sublet the premises or assign this Lease to any affiliated company of compatible use upon the giving of written notice to Lessor. In the event any subletting or assignment by Lessee, Lessee shall nevertheless remain liable for the full performance of the covenants herein contained, and Lessee further agrees to also remain liable to Lessor for the amount of any increase in costs or expenses incident to the occupancy of the premises by such other party or parties, including but not limited to any increase in Lessor's insurance premiums. Any attempted assignment or sublease in violation of this section shall be void and of no force or effect whatsoever.

    8.   FIXTURES AND ALTERATIONS.

         a. All fixtures installed by Lessee shall be new or completely reconditioned. Lessee shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the building front without first obtaining Lessor's written approval and consent, which consent shall not be unreasonably withheld. Lessee shall present to the Lessor plans and specifications for such work at the time approval is sought.

         b. It is understood that Lessee will not, without first obtaining the written consent of Lessor, make any physical alteration in the leased premises or any of the fixtures thereon located. Any such physical changes and all rearrangements which are made by Lessee with the approval of Lessor shall be made at Lessee's expense. All alterations, decorations, additions and improvements made by the Lessee, or made by the Lessor at Lessee's request and expense shall remain the property of the Lessee for the term of the Lease. Such alterations, decorations, additions and improvements shall not be removed from the premises prior to the end of the term hereof without prior consent in writing from the Lessor. Upon expiration of this Lease, unless so stated in written Consent of Landlord, Lessee may remove all such alterations, decorations, additions and improvements, provided that it restores the leased premised as provided in Section 9 hereof. If Lessee fails to remove such alterations, decorations, additions and improvements and restore the leased premises, then upon the expiration of this Lease and upon Lessee's removal from the premises, all such alterations, decorations, additions and improvements shall become the property of Lessor. The foregoing provisions shall in no way alter or alleviate Lessee's obligation under
Section 9 hereof.

         c. Lessee shall promptly pay all of its contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any such lien be made or filed by reason of any fault of Lessee, Lessee shall bond against or discharge the same within ten (10) days after written request by Lessor.

    9. SURRENDER OF PREMISES. At the expiration of the tenancy hereby created, Lessee shall surrender the leased premises in the same condition as existed upon delivery of possession thereof under this Lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the leased premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of all combinations of locks, safes, and vaults, if any, in the leased premises. Lessee shall remove all its trade fixtures, and may remove, if so stated in written Consent of Landlord, any alterations or improvements made by Lessee before surrendering the premises as aforesaid and shall repair any damage to the leased premises caused thereby. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

    10. CONTROL OF COMMON AREAS. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished in or near the building shall at all times by subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this section. Lessee shall be provided with copies of all such rules and regulations prior to their institution. Lessor shall have the right from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to. The foregoing notwithstanding, Lessee shall, at all times, have use of not less than seven (7) parking stalls per 1,000 square feet of usable space rented, within the area delineated in yellow on Exhibit "A", except for handicapped and visitor parking.

    11. SIGNS, AWNINGS, AND CANOPIES. Lessee will not place or suffer to be placed or maintained on any interior or exterior door, wall or window of the leased premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass or any window or door of the leased premises without first obtaining Lessor's written approval and consent. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing, as may be approved, in good condition and repair at all times. Lessor agrees to allow Lessee the right to provide signage on the third floor, north face of the building, facing 2100 South Freeway after first receiving written consent from Landlord approving signage, which consent shall not be unreasonably withheld or delayed.

    12. WASTE OR NUISANCE. Lessee shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the premises.

    13. GOVERNMENT REGULATIONS. Lessee shall, at Lessee's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. Landlord shall comply with all of the requirements of all county, municipal, state, federal, and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the common areas in and adjacent to the building. Landlord warrants that all existing restrooms in the premises are in compliance with the requirements of the American Disability Act.

    14.  INDEMNIFICATION, INSURANCE, SUBROGATION WAIVER.

         a. Lessor shall not be liable and Lessee hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Lessor or its agents, employees or contractors. Lessee shall protect, indemnify and hold the Lessor harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of Lessor) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omissions by or of Lessee, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Lessee in or about the Premises or from transaction of the Lessee concerning the Premises; (c) Lessee's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

         b. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the premises, or its contents or to other portions of the building, arising from any risk generally covered by insurance; and the parties each, on behalf of their respective insurance companies insuring the property of either against any such loss, waive any right of subrogation that it may have against the Lessor or the Lessee, as the case may be.

         c. Lessee further covenants and agrees that from and after the date of delivery of the premises, Lessee will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

              (i) Lessee shall keep in force through the Term: (a) a Commercial General Liability insurance policy or policies with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability; (e) All Risk or Special Form coverage protecting Lessee against loss of or damage to Lessee's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property as insured; and,
(f) Business Interruption Insurance and/or Extra Expense Insurance.

              (ii) Each of the aforesaid policies shall (a) be provided at Lessee's expense; (b) name the Lessor and building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term, and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Lessor; and said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon the Commencement Date and annually thereafter.

              (iii) Whenever Lessee shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work.

         d. Notwithstanding anything to the contrary, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided, however, that Lessor shall be named as an additional insured thereunder as its interests may appear, in addition, Lessee's obligations to carry insurance protecting against liability under Worker's Compensation Laws may be satisfied by a qualified self-funded worker's compensation plan.

         e. Lessor shall at all times during the term hereof maintain in effect a policy or policies of insurance covering the building of which the premises are a part, in an amount not less than one hundred percent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease or the amount of such insurance Lessor's mortgage Lender requires Lessor to maintain, whichever is the greater, providing protection against any peril generally included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Lessor's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessor, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Lessor shall also carry liability insurance with regard to parking and other common areas only, which insurance shall be in an amount not less than $1,000,000.00 per accident or $2,000,000.00 aggregate.

    15. DAMAGE OR CASUALTY. If the demised premises are wholly or partially damaged by fire, enemy action, riot, action of the elements, or other casualty, and the same are repairable, then Lessor shall, as materials are reasonably available therefor, forthwith proceed to repair the same at its expense. Rent under this lease during the period of repair shall proportionally abate based on usable space remaining for Lessee's use during the period of repair. Should the building in which the premises are located be destroyed to an extent in excess of seventy-five percent (75%) of its value during the last three (3) years of the term of this Lease, either Lessee or Lessor shall have the option to terminate this Lease as of the date of such damage by giving notice to the other party within thirty (30) days of the date of damage.

    16.  UTILITIES.

         a. Lessor agrees that to the extent shown on the plans and specifications, it will cause to be made available to Lessee facilities for the delivery to and distribution within the premises of water, gas, electricity and telephones and the removal of sewage and garbage.

         b. Lessor agrees, at its own expense, to pay for all water, gas, power, electric current, garbage removal, and all other similar utilities used by the Lessee on the premises from and after the delivery of possession thereof. Lessor shall not be liable for damages or otherwise for any failure or interruption of any utility service being furnished the premises, unless such failure or interruption is the fault of Lessor or is occasioned by Lessor's failure to pay for such usage. No such failure or interruption shall entitle Lessee to terminate this Lease, as long as Lessor is taking all reasonable steps to restore such service(s), provided however, that rent shall abate to the extent that any such failure materially affects Lessee's use of the premises or its business for more than twenty-four (24) hours.

    17.  EMINENT DOMAIN.

         a. In the event the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and the parties shall thereupon be released from any liability thereafter occurring hereunder.

         b. In the event more than twenty-five percent (25%) of the square footage of floor area of the premises is taken under the power of eminent domain by any public or quasi-public authority, or if the parking lot is taken (to an extent that Landlord is unable to provide Tenant with seven (7) stalls per 1,000 square feet of usable square feet) under the power of eminent domain by any public or quasi-public authority, either Lessor or Lessee shall have the right to terminate this Lease, as of the date Lessee is required to vacate a portion of the premises, upon giving notice in writing of such election within thirty (30) days after receipt by Lessee of written notice that said premises have been so appropriated or taken. In the event of such termination, both parties shall thereupon be released from any liability thereafter occurring hereunder. Lessor agrees to give to Lessee notice in writing thereof immediately after learning of any appropriation or taking.

         c. If this Lease is terminated in either manner hereinabove provided, Lessor shall be entitled to the entire award or compensation in such proceedings, but the rent and other charges for the last month of Lessee's occupancy shall be prorated and Lessor agrees to refund to Lessee any rent or other charges paid in advance.

         d. If both parties elect not to so terminate this Lease, Lessee shall remain in that portion of the premises which shall not have been appropriated or taken as herein provided. Lessor agrees, at Lessor's cost and expense, to as soon as reasonably possible restore the premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the annual rental shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining; and Lessor shall be entitled to receive the total award or compensation or damages for its fixtures and personal property shall not be affected in any manner hereby. For the purpose of this section, a voluntary sale or conveyance in lieu of condemnation, but threat of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

    18.  DEFAULT

         a. In the event of any failure of Lessee to pay any rental due hereunder within ten (10) days after written notice that such payment is overdue, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than thirty (30) days after written notice of such default shall have been given to Lessee, or if Lessee or any guarantor of this Lease (unless dismissed within thirty (30) days) shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Lessee or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's or any such guarantor's property, or if Lessee or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Lessee shall abandon said premises, or suffer this Lease to be taken under a writ of execution, Lessor besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at a cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

         b. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable; upon each such reletting all rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during the month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

         c. In the event of default, all of Lessee's fixtures, furniture, equipment, improvements, additions and alterations shall remain on the subject premises and in that event, and continuing during the length of said default, Lessor shall have the right to take the exclusive possession of the same and to use the same, rent or charge free, until all defaults are cured or, at its option, at any time during the term of this Lease, to require Lessee to forthwith remove the same.

         d. Notwithstanding any other provisions of this section, the Lessor agrees that if the default complained of, other than for the payment of money, is of such a nature that the same cannot be rectified or cured within the thirty (30) day period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified or cured if Lessee within such period of thirty (30) days shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing and does so complete the same with the use of such diligence as aforesaid.

         e. The remedies given to Lessor in this section shall be in addition and supplemental to all other rights or remedies which Lessor may have under the laws then in force.

    19. JANITOR SERVICES. It is understood that the rental agreed to herein includes necessary janitor services and exterior maintenance for the leased premises and the related parking areas. The parties agree that Lessor will contract for or otherwise provide such necessary services so as to properly maintain and care for the leased premises and the related parking areas.

    20. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefor by Lessor, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Lessor, an estoppel statement shall be required from Lessee, Lessee agrees to deliver to any proposed mortgagee or purchaser, or to Lessor, in recordable form a certificate certifying (if such be the case) that this Lease is in full force and effect and that there are not defenses or offsets thereto, or stating those claimed by Lessee.

    21. ATTORNMENT. Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Lessor covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

    22. HOLD OVER. If, at the expiration or termination of this Lease or any extension thereof, Lessee shall hold over for any reason, if Lessor consents to the holding over, the tenancy of Lessee thereafter shall be from month to month only and shall, in the absence or a written agreement to the contrary, be subject to all the other terms and conditions of this Lease with the monthly rental adjusted to One Hundred Fifty Percent (150%) of the monthly rental for the last month of the base Lease term or subsequent Lease renewal term.

    23.  MAINTENANCE AND REPAIR.

         a. Lessor shall keep the leased premises in good order, condition and repair (including reasonable periodic painting and maintenance as determined by Lessor). If Lessor is required to make repairs by reason of Lessee's negligent acts or omission to act, Lessee shall pay Lessor's costs for making such repairs plus fifteen percent (15%) for overhead, upon presentation of the bill therefore.

         b. Lessor's covenant of repair assumes reasonable use of the premises by Lessee. If any repair is required as a result of Lessee's misuse or unreasonable use of the premises, Lessor may make such repairs and upon completion thereof, Lessee shall pay Lessor's costs for making such repairs plus fifteen percent (15%) for overhead, upon presentation of the bill therefore.

         c. Lessor may make repairs to the premises without liability to Lessee for any loss or damage that may accrue to Lessee's merchandise, furniture, fixtures or other property or to Lessee's business by reason thereof.

    24.  LESSEE'S PROPERTY.

         Lessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by Lessee. Lessee agrees to pay to Lessor any occupation tax, sales tax or similar governmental privilege tax imposed upon Lessor for the privilege of leasing the premises or based upon the rental revenues derived therefrom.

    25. SUCCESSOR'S BOUND. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, assigns and successors of the said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreement herein. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as provided in this Lease.

    26. QUIET ENJOYMENT. Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor, subject, nevertheless, to the terms and conditions of this Lease.

    27. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent payment or acceptance of rent hereunder by either party shall not be deemed to be a waiver of any preceding breach by the other party of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of the party's knowledge of such preceding breach at the time of payment or acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by either party, unless such waiver be in writing by Lessor.

    28. ACCORD AND SATISFACTION. Except upon express written consent by both parties, no payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

    29. ENTIRE AGREEMENT. This Lease and the Exhibits and Riders attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the parties unless reduced to writing and signed by them.

    30. NO PARTNERSHIP. Lessor does not, in any way or for any purpose, become a partner of Lessee in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Lessee.

    31. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Lessee from prompt payment of rent or any other payments required by the terms of this Lease.

    32. ATTORNEY'S FEES. In the event that at any time during the term of this Lease either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorney's fees and disbursements incurred therein by the successful party.

    33. NOTICES. Any notice, demand, request or other instrument which is required to be given under this Lease shall be deemed given upon receipt and shall be delivered in person or sent by United States certified mail postage prepaid, and shall be addressed (a) if to Lessor at the address first hereinabove given or at such other address as Lessor may designate by written notice and (b) if to Lessee at the leased premises with a copy provided to:
Fingerhut Companies, Inc., 4400 Baker Road, Minnetonka, Minnesota  55343
Attention: General Counsel, or at such other address as Lessee shall designate by written notice.

    34. CAPTIONS AND SECTION NUMBERS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease not in any way affect this Lease.

    35. LESSEE DEFINED, USE OF PRONOUNS. The word Lessee shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference even though Lessor or Lessee may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessor or Lessee and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

    36. BROKER COMMISSIONS. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against and hold it harmless from, all liabilities arising from any such claim, including without limitation, the cost of counsel fees in connection therewith.

    37. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease which is invalid or unenforceable shall be modified and be enforced to the fullest extent permitted by law.

     38. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the leased premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Lessor and Lessee.

     39. RECORDING. Lessee shall not record this Lease without the written consent of Lessor, however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of the Lease shall describe the parties, the leased premises and the term of this Lease and shall incorporate this Lease by reference.

     40. EXPANSION/RELOCATION. Anytime during this Lease term, should Tenant require additional space, and if the adjacent, contiguous, or other additional space acceptable to Lessee is not available for Tenant's lease, Landlord will use best reasonable efforts to relocate Tenant into larger, comparable and compatible space within the Metro Business Park development or any other development or space which is under Landlord's control. Should Landlord be able to relocate Tenant as defined above, a new Lease Agreement shall be entered into between the parties at prevailing market lease rates and said new Lease shall supersede and take the place of this Lease Agreement.

     41. RIDERS. The riders to the Lease, those being Lease Riders "A" through "C" are hereby incorporated as a part of this Lease, and the parties specifically agree to be bound by the conditions thereof.

     IN WITNESS WHEREOF, Lessor and Lessee have signed this Lease as of the day and year first above written.

          LESSOR: Rhode Island Hospital Trust National Bank as Trustee for the Textron Collective Investment Trust.


                    By   RREEF America Partners, L.C.


                    By   /s/ Steve Backer
                         -------------------------------------
                         Authorized Representative


          LESSEE:   DMCCB, Inc.
                    a Minnesota Corporation


                    By   /s/ [ILLEGIBLE]
                         ------------------------

Attached hereto and incorporated herein:

Lease Rider "A"
Lease Rider "B"
Lease Rider "C"
Lease Rider "D"
Exhibit "A" - Building Site Plan
Exhibit "B" - Building Floor Plan

                                    LEASE RIDER A


                                 FIRST RIGHT OF OFFER


     1. Provided Lessee is not then in default under the terms, covenants and conditions of this Lease, Lessee shall have the right to lease any Expansion Premises within the same building as shown on Exhibit "A" attached hereto when and if such space becomes available. Lessor shall give written notice to Lessee of the availability of the Expansion Premises and upon receipt of such notice, Lessee shall have a period of thirty (30) days in which to exercise Lessee's right to lease said space, in writing to Lessor, failing which Lessor may lease such space to any third party on whatever basis Lessor desires, and Lessee shall have no further rights with respect to the space covered by such notice.

     2. If Lessee exercises on expansion option hereunder, the Expansion Space shall automatically be included within the Premises and Lessee's Proportionate Share shall increase accordingly. The Annual Rent, as adjusted in paragraph 4 below, shall be applied thereto, in accordance with the provisions hereof, effective as of the date of availability at least forty-five (45) days from the date of Lessor's notice of such space specified in Lessor's notice to Lessee, or such later date as the space actually becomes available. The lease term for such Expansion Premises shall be coterminous with this Lease.

     3. All space leased by Lessee pursuant to this expansion option shall be on an "as is" basis.

     4. The Annual Rent for the Expansion Premises prior to any rent adjustment shall be the market rate for comparable office space in comparable condition in the Building and in other office buildings of like quality in the same rental market as of the date the extension term is to commence. Lessor shall give to Lessee written notice of the annual rent Lessor proposes to have apply for the Expansion Premises at the time that notice of the availability of the space is given. Lessor and Lessee shall have thirty (30) days after lessor receives notification from Lessee of Lessee's desire to lease said Expansion Premises in which to agree on the new annual rent, failing which Lessee shall have no further rights with respect to space covered by such notice, unless Lessor later proposes to lease such premises at a rental rate equal to or less than that proposed by Lessee, in which case Lessee's rights under this Right of First Offer shall be revived.

     5. If requested by Lessor, Lessee shall, prior to the beginning of the term for the Expansion Premises, execute a written memorandum confirming the Annual Rent for the Expansion Premises.

                                    LEASE RIDER B


                                SUBORDINATION OF LEASE


     Lessee agrees that upon the request of Lessor in writing it will subordinate this Lease and the lien hereof from time to time to the lien of any present or future mortgage to a bank, insurance company or similar financial institution, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into an agreement with Lessee, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this Lease and the rights of Lessee hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease. Lessee agrees that if requested by the holder of any such mortgage it will be a party to said agreement and will agree in substance that if the mortgagee or any person claiming under the mortgagee shall succeed to the interest of Lessor in the Lease, it will recognizee said mortgagee or person as its Lessor under the terms of this Lease. Lessee agrees that it will upon the request of Lessor execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutions thereof.

                                 LEASE RIDER C

                     BUILDING OPERATION EXPENSE INCREASES

    Lessee agrees to pay as additional rent for the demised premises an amount equal to Lessee's proportionate share of the increase in insurance maintained for the benefit of Lessor and Lessee on the premises, real estate taxes assessed or imposed, charges for interior janitorial service charges for exterior janitorial service (including landscaping, snow removal, trash removal, and cleaning), charges for utilities (including water, sewer, electrical power, and natural gas), expenses of maintaining the elevator and heating, ventilating, and air conditioning systems and other direct operating costs of the building imposed or incurred for the applicable year with respect to the building and property on which the demised premises are located over and above such charges thereon for the base year, whether such excess be due to an increase or addition of such charges, a change in valuation, or otherwise.

    The total net leaseable square feet of the building shall be one hundred percent (100%). If Lessee occupies the entire building, its proportionate share shall be one hundred percent (100%). If Lessee does not occupy the entire building, floor space shall be the basic factor in determining the proportionate share of increase to be borne by Lessee. Each Lessee's percentage may vary as the net leasable square footage of the building changes due to interior space modifications. Lessee's initial proportionate share shall be thirty-eight and six/tenths percent (38.6%).

    The liability of Lessee hereunder for any period of occupancy for less than a full year shall be prorated. The additional rent represented by Lessee's share of such increases shall be payable as follows: On the first day of each month during the term or any extended term of this Lease, Lessee shall pay to Lessor one-twelfth (1/12th) of the aggregate of Lessee's share of such increases for the preceding calendar year. Within a reasonable time following the end of each calendar year, Lessor shall deliver to Lessee a statement itemizing the costs comprising such increases and the computation of Lessee's share thereof. Within ten (10) days after the receipt of such statement, Lessee shall pay to Lessor the difference between Lessee's share thereof. Within ten (10) days after the receipt of such statement, Lessee shall pay to Lessor the difference between Lessee's share of the total amount of such increases for the preceding calendar year and the amounts paid by Lessee to Lessor during the preceding calendar year toward such increases. In the event that the amounts paid by Lessee to Lessor during the preceding calendar year toward such increases exceeds Lessee's share of the total amount of such increases, Lessor shall refund the difference to Lessee concurrently with delivery of said statement.

    The year 1994 shall be considered the base year for computing increases in taxes. The year 1994 shall be considered the base year for all cost increases other than taxes.